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                                 EXHIBIT (99-8)

         Directors and Officers (Seventh) Liability Binder of Insurance

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COMPANY:           Axis Specialty Limited
                   106 Pitts Bay Road
                   Pembroke, HM 08 Bermuda

INSURER:                        Axis Specialty Limited Bermuda

PARENT COMPANY AND ADDRESS:     The Procter & Gamble Company
                                One Procter & Gamble Plaza
                                Cincinnati, OH, 45202
                                USA

BINDER NUMBER:             PARK000021
POLICY NUMBER:             1126350104QA

POLICY FORM:               Excess Form Number AXIS BM03
LINE OF BUSINESS:          Directors and Officers Liability Insurance

POLICY PERIOD:

From 12:01 AM (Local time at the address stated in Item 1) on      30 June, 2004
To 12:01 AM (Local time at the address stated in Item 1) on        30 June, 2005

LIMITS/PREMIUM:

Limit of Liability -                  Excess of         Policy Period Premium
Inclusive of Defense Costs
$25M EACH CLAIM;                       $150M                  $548,250*
$25M POLICY AGGREGATE

*Plus any applicable surplus lines taxes and fees

UNDERLYING INSURANCE:

1.    Primary Policy

INSURER                   LIMITS          PREMIUM          POLICY PERIOD
-------                   ------          -------          -------------
CODA - Side A           $25,000,000       $985,000     30-June-04 to 30-June-05

2.    Other Underlying Policies

Insurer                          Limits                      Premium
XL - Side A                    $25m xs $25m                 $738,750
ACE                            $25m xs $50m                 $1,050,000
AWAC                           $25m xs $75m                 $892,500

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
ARCH                           $25m xs $100m                $758,625
Starr                          $25m xs $125m                $645,000

PENDING & PRIOR CLAIM DATE: As expiring

ENDORSEMENTS EFFECTIVE AT INCEPTION:

      -     Schedule of Underlying

      -     Reliance endorsement

      -     Prior Notice

      -     Unilateral Discovery 1 year @ 150%

      -     Followed Policy is ACE Bermuda

COMMISSION PAYABLE IS 12%

Receipt, review and acceptance in writing by Axis Specialty Limited underwriters of the following additional information:

      1. Copy of Underlying Policies as soon as possible

If any of the above requested Items are not received, reviewed, and accepted by Axis Specialty Limited underwriters, and acknowledge as such in writing, by the above specified date then this Conditional Binder and any policy issued pursuant thereto will be automatically deemed null and void ab initio (as if it had never existed) and have no effect. The payment of premium or the issuance of any policy shall not serve to waive the above requirements.

Further, a condition precedent to coverage afforded by this Conditional Binder is that no material change in the risk occurs and no submission is made to the Insurer of a claim or circumstances that might give rise to a claim between the date of this Conditional Binder and the inception of the proposed Policy Period.

Compliance with applicable laws including filings and payment of taxes and fees is the responsibility of the insured, the Insurance agent or Insurance broker.

Premiums must be remitted thirty (30) days after the issuance of this binder.

This Conditional Binder is valid thru ninety (90) days from the date of this document.

AXIS PAYMENT TERMS - As a reminder, premium payments to AXIS Specialty Limited are due 30 days after the issuance of this binder.

Best Regards,

/s/ HILLARY WILLIAMS
-----------------------------
Hillary Williams
Senior Vice President
AXIS Specialty Limited